Merrill Lynch Retirement Series Trust
Series Number: 1
File Number: 811-3310
CIK Number: 356013
Merrill Lynch Retirement Reserves Money Fund
For the Period: 04/30/2005

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six months ended April 30, 2005.

		Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

11/08/2004	$15,000	Federal Home Loan Bank	3.25%	11/29/2006
11/09/2004	25,000	Federal Home Loan Bank	5.00	05/19/2006